                                                                    EXHIBIT 23.1


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

InfoCure Corporation
Atlanta, Georgia



     We hereby consent to the use in the prospectus constituting a part of this registration statement on Form S-3 and to the incorporation by reference in the prospectus constituting a part of the registration statement number 333-48829 on Form S-8 of our report relating to the consolidated financial statements of InfoCure Corporation as of January 31, 1997 and December 31, 1997. We also consent to the incorporation by reference in the prospectus constituting this registration statement on Form S-3 and in the prospectus constituting the registration statement number 333-48829 on Form S-8 of the following:

(A) Our reports on the financial statements of DR Software, Inc., Millard-Wayne, Inc. and Rovak, Inc. as of December 31, 1996 and 1995 and KComp Management Systems, Inc. as of March 31, 1997 and 1996 contained in Form SB-2 effective July 10, 1997.

(B) Our report on the financial statements of Professional On-Line Computers, Inc. as of September 30, 1997 and December 31, 1996 contained in Form 8K/A dated December 11, 1997.

(C) Our reports on the financial statements of Medical Software Integrators, Inc. and Micro-Software Designs, Inc. as of December 31, 1997 and 1996 contained in Form 8K/A dated March 11, 1998.

     We also consent to the reference to us under the caption "Experts" in the prospectus.


                                       BDO Seidman, LLP


Atlanta, Georgia
January 22, 1999